                                                                   EXHIBIT 10(b)


                                 April 15, 2002


Board of Directors
Pruco Life Insurance Company
231 Washington Street
Newark, NJ 07102


Ladies and Gentlemen:

     We hereby consent to the reference to our name under the caption "Legal Matters" in the Statement of Additional Information filed as part of Post-Effective Amendment No. 2 to the registration statement on Form N-4 for Pruco Life Flexible Premium Variable Annuity Account (File No. 333-52754). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.


                                 Very truly yours,


                                 SHEA & GARDNER


                                 By:  /s/ Christopher E. Palmer
                                      --------------------------
                                       Christopher E. Palmer